Exhibit 99.1

NV5 ANNOUNCES RECORD FIRST QUARTER RESULTS; BEATS CONSENSUS

 Hollywood, FL – May 7, 2020 – NV5 Global, Inc. (Nasdaq: NVEE) (“NV5” or the “Company”), a provider of professional and technical engineering and consulting solutions, today reported financial results for the first quarter ended March 28, 2020.

In the first quarter, Gross Revenues increased 41%, Net Revenues increased 43%, Adjusted EBITDA increased 58%, and Adjusted Earnings Per Share increased 11%. “NV5 delivered a successful first quarter, including organic growth and beating consensus on both gross revenues and adjusted EPS. We are fortunate that a majority of NV5 services are non-discretionary, minimizing the impact of economic cycles on business performance, and we have implemented COVID-19 business continuity procedures for our field-based personnel, office-based personnel, and technicians to minimize risks to employees and business performance. NV5 continues to be in a stable and solid financial position, and is a highly-scalable organization with limited fixed costs. We have taken proactive steps to manage costs during the COVID-19 outbreak, and we will continue to act quickly should any further adjustments be required,” said Dickerson Wright, PE, Chairman and CEO of NV5.

First Quarter 2020 Financial Highlights

•
Total Revenues for the first quarter of 2020 were $167.0 million compared to $118.0 million in the first quarter of 2019. Gross Revenues - GAAP for the first quarter of 2020 were $165.5 million compared to $117.3 million in the first quarter of 2019.

•	Net Revenues for the quarter were $129.6 million from $90.7 million in the first quarter of 2019.

•	Organic Net Revenue growth for the quarter was 4%.

•	Adjusted EBITDA for the first quarter of 2020, excluding stock compensation and acquisition-related costs, was $24.1 million, an increase from $15.3 million in the first quarter of 2019.

•
GAAP EPS was $0.33 per share in the first quarter of 2020 (based on 12,593,788 diluted shares outstanding) compared to $0.44 per share in the first quarter of 2019 (based on 12,463,007 diluted shares outstanding).

•
Adjusted EPS in the first quarter of 2020 was $0.84 per share (based on 12,593,788 diluted shares outstanding) compared to $0.76 in the first quarter of 2019 (based on 12,463,007 diluted shares outstanding).

2020 Outlook

The Company previously communicated its expectations regarding 2020 financial performance on February 26, 2020, shortly before the COVID-19 outbreak being declared a national emergency in the United States. While NV5's business benefits from being deemed "essential" in most aspects of its operations, the continuing effects of the COVID-19 pandemic cannot be estimated. Accordingly, NV5 Global is withdrawing previously provided guidance for fiscal 2020. NV5 may provide updated fiscal 2020 guidance if and when reliable information becomes available to management which makes such guidance meaningful to the Company's stakeholders.

Use of Non-GAAP Financial Measures

Total Revenues and Net Revenues are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). Gross Revenues - GAAP include sub-consultant costs and other direct costs, which are generally pass-through costs. Furthermore, Gross Revenues - GAAP eliminates intercompany revenues where the Company performed the service in lieu of utilizing third-party sub-consultants. The Company believes that Total Revenues and Net Revenues, which are non-GAAP financial measures commonly used in our industry, provide a meaningful perspective on our business results. A reconciliation of Gross Revenues as reported in accordance with GAAP to Total Revenues and Net Revenues is provided at the end of this news release.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Adjusted EBITDA reflects adjustments to EBITDA to eliminate stock-based compensation expense and acquisition-related costs. Management believes Adjusted EBITDA, in addition to operating profit, Net Income and other GAAP measures, is a useful indicator of our financial and operating performance and our ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. A reconciliation of Net Income, as reported in accordance with GAAP, to Adjusted EBITDA is provided at the end of this news release.

Adjusted earnings per diluted share (“Adjusted EPS”) is not a measure of financial performance under GAAP. Adjusted EPS reflects adjustments to reported diluted earnings per share (“GAAP EPS”) to eliminate amortization expense of intangible assets from acquisitions, net of tax benefits. As we continue our acquisition strategy, the growth in Adjusted EPS will likely increase at a greater rate than GAAP EPS. A reconciliation of GAAP EPS to Adjusted EPS is provided at the end of this news release.

Our definition of Total Revenues, Net Revenues, Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Gross Revenues, Net Income and Diluted Earnings per Share.

Conference Call

NV5 will host a conference call to discuss its first quarter 2020 financial results at 4:30 p.m. (Eastern Time) on May 7, 2020. The accompanying presentation for the call is available by visiting http://ir.nv5.com.

Date:    Thursday, May 7, 2020
Time:    4:30 p.m. Eastern
Toll-free dial-in number:    +1 844-348-6875
International dial-in number:    +1 509-844-0152
Conference ID:    1049027
Webcast:    http://ir.nv5.com

Please dial-in at least 5-10 minutes prior to the start time in order for the operator to log your name and connect you to the conference.

The conference call will be webcast live and available for replay via the “Investors” section of the NV5 website.

About NV5

NV5 Global, Inc. (NASDAQ: NVEE) is a provider of professional and technical engineering and consulting solutions ranked #27 on the Engineering News-Record’s Top 500 Design Firms list. NV5 serves public and private sector clients in the infrastructure, utilities, construction, real estate, and environmental markets. NV5 primarily focuses on six business verticals: construction quality assurance, infrastructure engineering and support services, utility services, program management, environmental solutions, and geospatial solutions. The Company operates out of more than 115 locations worldwide. For additional information, please visit the Company’s website at www.NV5.com. Also visit the Company on Twitter, LinkedIn, Facebook, and Vimeo.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The Company cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained in this news release and on the conference call. Such factors include: (a) changes in demand from the local and state government and private clients that we serve; (b) general economic conditions, nationally and globally, and their effect on the market for our services; (c) competitive pressures and trends in our industry and our ability to successfully compete with our competitors; (d) changes in laws, regulations, or policies; and (e) the “Risk Factors” set forth in the Company’s most recent SEC filings. All forward-looking statements are based on information available to the Company on the date hereof, and the Company assumes no obligation to update such statements, except as required by law.

Investor Relations Contact

NV5 Global, Inc.
Jack Cochran
Vice President, Marketing & Investor Relations
Tel: +1-954-637-8048
Email: ir@nv5.com

Source: NV5 Global, Inc.

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share data)

	March 28, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$38,326	$31,825
Billed receivables, net	125,192	131,041
Unbilled receivables, net	86,713	79,428
Prepaid expenses and other current assets	8,220	8,906
Total current assets	258,451	251,200
Property and equipment, net	27,759	25,733
Right-of-use lease assets, net	43,950	46,313
Intangible assets, net	247,614	255,961
Goodwill	310,206	309,216
Other assets	3,438	4,714
Total Assets	$891,418	$893,137

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$36,176	$36,116
Accrued liabilities	41,087	47,432
Income taxes payable	1,365	—
Billings in excess of costs and estimated earnings on uncompleted contracts	4,507	3,303
Client deposits	229	221
Current portion of contingent consideration	1,079	1,954
Current portion of notes payable and other obligations	24,946	25,332
Total current liabilities	109,389	114,358
Contingent consideration, less current portion	1,995	2,048
Long-term lease liabilities	32,624	34,573
Notes payable and other obligations, less current portion	331,317	332,854
Deferred income tax liabilities, net	51,727	53,341
Total liabilities	527,052	537,174

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 45,000,000 shares authorized, 12,874,424 and 12,852,357 shares issued and outstanding as of March 28, 2020 and December 28, 2019, respectively	129	129
Additional paid-in capital	255,402	251,187
Retained earnings	108,835	104,647
Total stockholders’ equity	364,366	355,963
Total liabilities and stockholders’ equity	$891,418	$893,137

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF NET INCOME AND COMPREHENSIVE INCOME
(UNAUDITED)
(in thousands, except share data)

	Three Months Ended
	March 28, 2020	March 30, 2019
Gross revenues	$165,480	$117,335

Direct costs (excluding depreciation and amortization):
Salaries and wages	45,034	35,257
Sub-consultant services	27,427	16,952
Other direct costs	8,487	9,696
Total direct costs	80,948	61,905

Gross Profit	84,532	55,430

Operating Expenses:
Salaries and wages, payroll taxes and benefits	45,556	29,238
General and administrative	13,157	8,862
Facilities and facilities related	5,397	3,806
Depreciation and amortization	11,040	6,113
Total operating expenses	75,150	48,019

Income from operations	9,382	7,411

Interest expense	(3,788)	(351)

Income before income tax expense	5,594	7,060
Income tax expense	(1,406)	(1,517)
Net Income and Comprehensive Income	$4,188	$5,543

Earnings per share:
Basic	$0.34	$0.46
Diluted	$0.33	$0.44

Weighted average common shares outstanding:
Basic	12,233,477	11,960,944
Diluted	12,593,788	12,463,007

NV5 GLOBAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	Three Months Ended
	March 28, 2020	March 30, 2019
Cash Flows From Operating Activities:
Net income	$4,188	$5,543
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,040	6,113
Non-cash lease expense	1,704	2,009
Provision for doubtful accounts	215	206
Stock based compensation	3,379	1,798
Change in fair value of contingent consideration	—	49
(Gain) loss on disposals of property and equipment	(339)	1
Deferred income taxes	(1,614)	(463)
Amortization of debt issuance costs	220	—
Changes in operating assets and liabilities, net of impact of acquisitions:
Billed receivables	6,053	8,995
Unbilled receivables	(7,764)	3,350
Prepaid expenses and other assets	1,962	(1,331)
Accounts payable	44	(3,240)
Accrued liabilities	(8,061)	(4,930)
Income taxes payable	1,365	1,521
Billings in excess of costs and estimated earnings on uncompleted contracts	1,204	(3,370)
Deposits	7	62
Net cash provided by operating activities	13,603	16,313

Cash Flows From Investing Activities:
Cash paid for acquisitions (net of cash received from acquisitions)	—	(8,000)
Proceeds from sale of assets	425	—
Purchase of property and equipment	(4,525)	(690)
Net cash used in investing activities	(4,100)	(8,690)

Cash Flows From Financing Activities:
Payments on notes payable	(2,116)	(1,848)
Payments of contingent consideration	(650)	(700)
Payments of debt issuance costs	(236)	—
Net cash used in financing activities	(3,002)	(2,548)

Net increase in Cash and Cash Equivalents	6,501	5,075
Cash and cash equivalents – beginning of period	31,825	40,739
Cash and cash equivalents – end of period	$38,326	$45,814

NV5 GLOBAL, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES
(in thousands)
(Unaudited)

RECONCILIATION OF GROSS REVENUES TO TOTAL REVENUES

		Three Months Ended
		March 28, 2020	March 30, 2019
Gross Revenues - GAAP		$165,480	$117,335
Add:	Intercompany revenues in lieu of sub-consultants	1,479	711
Total Revenues		$166,959	$118,046

RECONCILIATION OF GROSS REVENUES TO NET REVENUES

		Three Months Ended
		March 28, 2020	March 30, 2019
Gross Revenues - GAAP		$165,480	$117,335
Less:	Sub-consultant services	(27,427)	(16,952)
	Other direct costs	(8,487)	(9,696)
Net Revenues		$129,566	$90,687

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA

		Three Months Ended
		March 28, 2020	March 30, 2019
Net Income		$4,188	$5,543
Add:	Interest expense	3,788	351
	Income tax expense	1,406	1,517
	Depreciation and Amortization	11,040	6,113
	Share-based compensation	3,379	1,798
	Acquisition-related costs	340	—
Adjusted EBITDA		$24,141	$15,322

RECONCILIATION OF GAAP EPS TO ADJUSTED EPS

		Three Months Ended
		March 28, 2020	March 30, 2019
Net Income - per diluted share		$0.33	$0.44
Per diluted share adjustments:
Add:	Amortization expense of intangible assets and acquisition-related costs	0.69	0.40
	Income tax expense	(0.18)	(0.09)
Adjusted EPS		$0.84	$0.76